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Acxiom Investor Relations
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Acxiom Corporate Communications
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Acxiom Completes LiveRamp Acquisition

Connects the Entire Marketing Ecosystem

LITTLE ROCK, Arkansas – July 1, 2014 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced that it has completed its previously announced acquisition of LiveRamp, Inc., a leading service for onboarding customer data into digital marketing applications.

Together, Acxiom and LiveRamp become the industry-leading solution for bringing offline customer data online with better matching, more connectivity and faster onboarding. The combination accelerates Acxiom’s vision of a connected ecosystem that delivers true one-to-one marketing at scale. Acxiom remains committed to maintaining an open and neutral onboarding service for all industry participants.

“With the completion of the LiveRamp acquisition, we are laser focused on increasing the breadth and types of companies we serve and helping to accelerate the success of each and every one of them,” said Acxiom CEO Scott Howe.

“The digital revolution has transformed the marketing landscape, and the ability to easily connect customer data across applications and channels has become a fundamental necessity of today’s marketer,” continued Howe. “Our goal is to be the Switzerland of data. We intend to provide equal access to onboarding services that empower everyone in the ecosystem with better data, insights and results. It all begins with connections.”

Based in San Francisco, California, LiveRamp brings Acxiom a customer base of more than 200 top-tier brands and an expansive partner network with seamless integrations to nearly 100 of the leading marketing technology companies. LiveRamp will maintain its office in San Francisco and Auren Hoffman will continue to lead the LiveRamp team.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information, please visit www.acxiom.com.

Forward-Looking Statements

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Acxiom is a registered trademark of Acxiom Corporation.

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